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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                            ____________________

                                  FORM 8-K
                            ____________________

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                    October 12, 1995 (September 27, 1995)
                    -------------------------------------


                         Commission File No. 1-6776

                             CENTEX CORPORATION
                ---------------------------------------------
                (Exact name of registrant as specified in its
                                  charter)

                                   NEVADA
                          ------------------------
                          (State of incorporation)

                                 75-0778259
                    ------------------------------------
                    (I.R.S. Employer Identification No.)

                    3333 LEE PARKWAY, SUITE 1200, DALLAS,
                                TEXAS  75219
                  ----------------------------------------
                  (Address of principal executive offices)

                               (214) 559-6500
                       -------------------------------
                       (Registrant's telephone number)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 27, 1995, Centex International, Inc., a Nevada corporation ("Centex International"), a wholly owned subsidiary of Centex Corporation, a Nevada corporation ("Centex"), completed the acquisition of equity securities of Vista Properties, Inc., a Nevada corporation ("Vista"), in accordance with the terms of a Second Amended and Restated Securities Purchase Agreement, as amended, among Centex International, Vista, and the other parties named therein. Upon the consummation of the acquisition, Centex International owned a majority of the equity securities of Vista. At the time of the acquisition, Vista, through its wholly owned subsidiaries and through Vista Partners, its wholly owned partnership, owned approximately 3,500 acres of land in seven states. The land is zoned, planned or developed for single- and multi-family residential, office and industrial, and retail and commercial uses. Unless the context requires otherwise, the term "Vista" as used herein shall mean Vista Properties, its subsidiaries, and Vista Partners.

         The equity interests were acquired for approximately $115 million, which included a net investment of approximately $85 million by Centex International and approximately $30 million of Vista's cash balances and securities. Centex International received shares of Vista's Common Stock, Series A Preferred Stock, and Series B Preferred Stock which were issued by Vista as a part of a "prepackaged" Chapter 11 bankruptcy filed by Vista on August 17, 1995.

         To fund the payment of the purchase price, Centex, on behalf of Centex International, used funds provided by (i) the issuance of Centex's commercial paper and (ii) short-term bank borrowings under existing unsecured credit facilities from a combination of the following commercial banks: Bank of America, National Westminster Bank, Societe General, Sumitomo Bank, and Texas Commerce Bank.

         In arriving at the purchase price paid by Centex International for the equity interests in Vista, Centex International calculated a range of values for Vista's assets after a substantial due diligence review of the assets by Centex personnel. After arm's-length negotiations, Centex International, Vista, and certain of Vista's subsidiaries entered into a definitive purchase agreement, subject to certain overbid procedures. Centex International subsequently increased its bid in response to bids and expressions of interest by competing acquirers.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Financial Statements of Businesses Acquired.

                          In accordance with Item 7(a)(4) of Form 8-K, because
                 it is impracticable for the registrant to provide the required financial statements for the acquired business at the time of filing of this Current Report on Form 8-K, the registrant will file an amendment to this Report to supply such financial statements as soon as practicable, but not later than December 11, 1995.





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         (b)     Pro Forma Financial Information.

                          In accordance with Item 7(a)(4) of Form 8-K, because
                 it is impracticable for the registrant to provide the required pro forma financial information at the time of filing of this Current Report on Form 8-K, the registrant will file an amendment to this Report to supply such financial information as soon as practicable, but not later than December 11, 1995.

         (c)     Exhibits.

                          The Exhibits required to be filed with this Report
                 are identified on the Index to Exhibits found on page 5 of this Report.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      CENTEX CORPORATION
                                                ------------------------------
                                                          Registrant


October 12, 1995                            By: /s/ Laurence E. Hirsch
                                                ------------------------------
                                                Laurence E. Hirsch
                                                Chairman of the Board
                                                and Chief Executive Officer





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                               INDEX TO EXHIBITS
                               CENTEX CORPORATION


     Exhibit                                   Exhibit
     -------                                   -------
      Number
      ------
           2.1*  Second Amended and Restated Securities Purchase Agreement among
                 Centex International, Inc., Vista Properties, Inc. and the other parties named therein**

           2.2*  Amendment No. 2 to the Second Amended and Restated Securities
                 Purchase Agreement among Centex International, Inc., Vista
                 Properties, Inc. and the other parties named therein

          99.1*  Amended and Restated Articles of Incorporation of Vista
                 Properties, Inc.

          99.2*  Certificate of Designation relating to the Series A Preferred
                 Stock and the Series B Preferred Stock  of Vista Properties, Inc.

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* File Herewith

** The Second Amended and Restated Securities Purchase Agreement being filed herewith includes certain minor revisions which were contained in Amendment No. 1 to the Second Amended and Restated Securities Purchase Agreement.





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